Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-128582 and 333-136151) and Forms S-8 (No. 333-155804, No. 333-134924, No. 333-103977 and 333-125445), of Montpelier Re Holdings Ltd., of our report dated February 27, 2009 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Hamilton, Bermuda

February 27, 2009